EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, $0.001 par value per share, of Garrett Motion Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 10, 2021

Hawk Ridge Master Fund, L.P.
By:	Hawk Ridge Management, LLC its General Partner
By:	/s/ David Bradley
Name: David Bradley, COO, CFO, CCO

Hawk Ridge Management, LLC
By:	/s/ David Bradley
Name: David Bradley, COO, CFO, CCO

Hawk Ridge Capital Management GP, LLC
By:	/s/ David Bradley
Name: David Bradley, COO, CFO, CCO

Hawk Ridge Capital Management, L.P.
By:	Hawk Ridge Capital Management GP, LLC its General Partner
By:	/s/ David Bradley
Name: David Bradley, COO, CFO, CCO

/s/ David Brown
Name: David Brown